CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Whom It May Concern,

We hereby consent to the inclusion in this Registration Statement on Form 1-A of our report dated April 7, 2022, of WeSave, Inc. relating to the audit of the financial statements for the period ending December 31, 2021, the unaudited financial statements for the year ended December 31, 2022 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, CO

February 23, 2023